Exhibit 10.16

RYERSON HOLDING CORPORATION

June     , 2014

Re: Participation Agreement for the Ryerson Holding Corporation Retention Bonus Plan

Dear                                 ,

Pursuant to the terms of this agreement (this “Participation Agreement”) and the Ryerson Holding Corporation Retention Bonus Plan (the “Retention Plan”), you have been selected to participate in the Retention Plan. Capitalized terms used and not defined herein shall have the meaning given to such terms in the Retention Plan.

1. Retention Plan Units; Initial Amount. Pursuant to, and subject to, the terms and conditions set forth herein and in the Retention Plan, you are hereby granted         Participation Units effective as of the date hereof (the “Date of Grant”).

2. Vesting Schedule and Payment. The Participation Units shall vest in accordance with the following vesting schedule, subject to the Participant’s continued employment with the Company or its subsidiary on the applicable vesting date (each such date, a “Vesting Date”) and payment of vested Bonus Amounts shall be paid on the corresponding Payment Date:

(a)          Participation Units shall vest as of the date of the Initial Public Offering;

(b)          Participation Units shall vest on each of the first four anniversaries of the date of the Initial Public Offering;

(c) notwithstanding the foregoing, (i) in the event that the Company achieves a TTM EBITDAR (as defined below) of $400 million or greater at any time, all unvested Participation Units shall immediately vest as of the date the Administrator determines that such performance has been met; (ii) in the event that the Company achieves TTM EBITDAR of at least $325 million but less than $400 million prior to the third (3rd) anniversary of the Initial Public Offering, any Participation Units that are scheduled to vest on the third (3rd) anniversary of the date of the Initial Public Offering shall immediately vest as of the date the Administrator determines that such performance has been met; (iii) in the event that the Company achieves TTM EBITDAR of at least $280 million prior to the fourth (4th) anniversary of the Initial Public Offering (but less than $400 million at any time), any Participation Units that are scheduled to vest on the fourth (4th) anniversary of the date of the Initial Public Offering shall immediately vest as of the date the Administrator determines that such performance has been met, and (iv) all unvested Participation Units shall immediately vest as of the date that Platinum Equity Capital Partners, L.P. together with its Affiliates cease to own at least five percent (5%) of the outstanding shares of the Company’s common stock. “TTM EBITDAR” shall mean the trailing twelve month period of EBITDAR; and “EBITDAR” shall mean net income before interest and other expense on debt, provision for income taxes, depreciation and amortization expense, reorganization expenses, advisory services fees and termination costs, debt retirement expenses, foreign currency (gains) losses, impairment charges, purchase consideration expenses, other adjustments and LIFO expense (income), in each case as determined by the Administrator in good faith.

3. Termination.

(a) Without Cause; for Good Reason; Death; Disability; Qualified Retirement. In the event that, prior to any Vesting Date, you experience a Termination (i) by the Employer without Cause, (ii) by you for Good Reason; (iii) on account of your death or Disability, or (iv) upon a voluntary resignation that the Administrator in its sole discretion (and subject to any additional restrictions that the Administrator determines to impose) determines to treat as a “Qualified Retirement,” all unvested Participation Units shall immediately vest at the time of such Termination and you shall be paid the corresponding Bonus Amounts on the first regularly scheduled payroll date of the Employer that occurs at least five (5) business days following such Termination.

(b) Other Terminations. In the event that, prior to any Vesting Date, you experience any Termination (other than as described in Section 3(a) above), all unvested Participation Units granted pursuant to this Participation Agreement shall be automatically forfeited for no consideration and you shall have no further rights with respect to such Participation Units (or the Bonus Amounts related thereto) from and after the date of such Termination.

4. Acknowledgement. The amount payable pursuant to Section 2(a) above upon the occurrence of an Initial Public Offering is in full and complete satisfaction of any obligations on the part of the Company, the Employer or any of their respective Affiliates or any obligation the foregoing may have had with respect to the terminated Rhombus Holding Corporation Amended and Restated 2009 Participation Plan.

5. Incorporation of the Retention Plan. All terms, conditions and restrictions of the Retention Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Retention Plan and this Participation Agreement, the terms and conditions of the Retention Plan, as interpreted by the Administrator, shall govern. Participant hereby acknowledges receipt of a true copy of the Retention Plan and that Participant has read the Retention Plan carefully and fully understands its content. Participant hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Retention Plan and this Participation Agreement shall be final and conclusive.

6. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under the Retention Plan or this Participation Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Participation Agreement, or any waiver on the part of any party of any provisions or conditions of this Participation Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

7. Confidentiality. As a condition of the grant of the Participation Units hereunder, except as otherwise required by law, you agree to keep this Participation Agreement and the transactions contemplated hereby and thereby strictly confidential and not to disclose any of the foregoing to any Person other than to your family members and professional advisors, in each case who need to know such information for a legitimate business purpose in furtherance of your interests hereunder and who have been informed of the confidentiality requirements of this section and agree to be bound hereby (and you shall be liable for any breach of the terms set forth in this section by any Person to whom you shall make any such disclosure as permitted hereby). Failure to maintain such confidence may, in the discretion of the Administrator, result in immediate forfeiture of the Participation Units granted hereunder for no consideration and a termination of your participation in the Retention Plan.

8. Integration. This Participation Agreement and the Retention Plan contain the entire understanding of the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, Participation Agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Retention Plan. Except as may be specifically provided for herein or in the Retention Plan, this Participation Agreement may not be amended or extended in any respect except by a writing signed by both parties hereto.

9. Counterparts. This Participation Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same instrument.

*            *             *

IN WITNESS WHEREOF, the Administrator has caused this Participation Agreement to be duly executed by a duly authorized officer of Ryerson Holding Corporation and said Participant has hereunto signed this Participation Agreement on his or her own behalf, thereby representing that he or she has carefully read and understands this Participation Agreement and the Retention Plan as of the day and year first written above.

RYERSON HOLDING CORPORATION

By:
Name:
Title:

PARTICIPANT

[Participant]